Exhibit 10.1

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT DATED FEBRUARY 4, 2004, BETWEEN
DELPHAX TECHNOLOGIES INC. AND LASALLE BUSINESS CREDIT, LLC

     This Amendment No. 4 (this “Amendment”), made and entered into as of February 11, 2005, is by and between Delphax Technologies Inc., a Minnesota Corporation (the “U.S. Borrower”) and LaSalle Business Credit, LLC, a Delaware limited liability company (the “U.S. Lender”).

RECITAL

     A. The U.S. Borrower and the U.S. Lender have entered into that certain Loan and Security Agreement dated as of February 4, 2004, as amended by Amendment No. 1 to Loan and Security Agreement dated as of February 24, 2004, as amended by Amendment No. 2 to Loan and Security Agreement dated as of July 30, 2004, and as amended by Amendment No. 3 to Loan and Security Agreement dated as of December 21, 2004 (as amended, the “U.S. Loan Agreement”).

     B. The U.S. Borrower and the U.S. Lender now desire to amend the U.S. Loan Agreement, subject to the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Amendments.

     (a) Definitions. The U.S. Borrower and the U.S. Lender agree that Section 1 of the U.S. Loan Agreement is hereby amended by adding the following definitions of “Applicable Margin (Revolving Loans” and “Applicable Margin (Term Loans)” thereto in their correct alphabetical order:

“Applicable Margin (Revolving Loans)” shall mean the margin set forth below with respect to LIBOR Rate Loans and Prime Rate Loans as in effect from time to time, as applicable; provided, that the Applicable Margin (Revolving Loans) shall be adjusted five (5) Business Days after receipt of Borrower’s quarterly financial statements for each year based on Borrower’s Debt Service Coverage for the 12 month period ending on the date of calculation as shown on such financial statements (provided that, if Borrower fails to deliver such financial statements within the time period required by this Agreement, the Applicable Margin (Revolving Loans) shall conclusively be presumed to be as specified for a Debt Service Coverage less than 1.00 to 1.00), as set forth in the following chart:

	LIBOR	Prime
	Rate	Rate
Debt Service Coverage	Loans	Loans
Less than 1.00:1.00	3.75%	0.75%
Greater than or equal to 1.00:1.00 but less than 1.25:1.00	3.50%	0.50%
Greater than or equal to 1.25:1.00	3.25%	0.25%

“Applicable Margin (Term Loans)” shall mean the margin set forth below with respect to LIBOR Rate Loans and Prime Rate Loans as in effect from time to time, as applicable; provided, that the Applicable Margin (Term Loans) shall be adjusted five (5) Business Days after receipt of Borrower’s quarterly financial statements for each year based on Borrower’s Debt Service Coverage for the 12 month period ending on the date of calculation as shown on such financial statements (provided that, if Borrower fails to deliver such financial statements within the time period required by this Agreement, the Applicable Margin (Term Loans) shall conclusively be presumed to be as specified for a Debt Service Coverage less than 1.00 to 1.00), as set forth in the following chart:

	LIBOR	Prime
	Rate	Rate
Debt Service Coverage	Loans	Loans
Less than 1.00:1.00	4.00%	1.00%
Greater than or equal to 1.00:1.00 but less than 1.25:1.00	3.75%	0.75%
Greater than or equal to 1.25:1.00	3.50%	0.50%

     (b) Interest Rates. The U.S. Borrower and the U.S. Lender agree that a section 4(a) of the U.S. Loan Agreement is hereby amended and restated to read in its entirety as follows:

(a) Interest Rate.

Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i), (ii) or (iii) below:

(i) As to Revolving Loans, at the rate of one quarter of one percent (0.25%) per annum in excess of the Prime Rate in effect from time to time; provided, that commencing on February 1, 2005 and until five (5) Business Days after Borrower has delivered the financial statements and the compliance certificate required by Section 9(c) for the calendar month ending June 30, 2005, Revolving Loans shall bear interest at a rate per annum equal to the sum of (A) the Prime Rate, plus (B) the Applicable Margin (Revolving Loans). As to the Term Loans, at the rate of one-half of one percent (0.50%) in excess of the Prime Rate in effect from time to time; provided, that commencing on February 1, 2005 and until five (5) Business Days after Borrower has delivered the financial statements and the compliance certificate required by Section 9(c) for the calendar month ending June 30, 2005, the Term Loans shall bear interest at a rate per annum equal to the sum of (A) the Prime Rate, plus (B) the Applicable Margin (Term Loans). All such interest shall be payable on the last Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

(ii) As to Revolving Loans, at the rate of three and one-quarter of one percent (3.25%) in excess of the LIBOR Rate for the applicable Interest Period; provided, that commencing on February 1, 2005 and until five (5) Business Days after Borrower has delivered the financial statements and the compliance certificate required by Section 9(c) for the calendar month ending June 30, 2005, Revolving Loans shall bear interest during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the LIBOR Rate for the applicable Interest Period, plus (B) the Applicable Margin (Revolving Loans). As to Term Loans, at the rate of three and one-half of one percent (3.50%) in excess of the LIBOR Rate for the applicable Interest Period; provided, that commencing on February 1, 2005 and until five (5) Business Days after Borrower has delivered the financial statements and the compliance certificate required by Section 9(c) for the calendar month ending June 30, 2005, the Term Loans shall bear interest during the Interest Period applicable thereto at a rate per annum equal to the sum of (A) the LIBOR Rate for the applicable Interest Period, plus (B) the Applicable Margin (Term Loans). Each rate in the preceding two sentences shall remain fixed for such Interest Period. “Interest Period” shall mean any continuous period of one (1), two (2) or three (3) months, as selected from time to time by Borrower by irrevocable notice (in writing, by telecopy, telex, electronic mail or cable) given to Lender not less than three (3) Business Days prior to the first day of each respective Interest

Period; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Original Term or any Renewal Term; and (C) if for any reason Borrower shall fail to timely select a period, then such Loans shall continue as, or revert to, Prime Rate Loans. Interest shall be payable on the first Business Day of each month in arrears and on the first Business Day of such Interest Period.

(iii) Upon the occurrence of an Event of Default and during the continuance thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable on demand. All interest shall be calculated on the basis of a 360-day year.

(c) Debt Service Coverage. The U.S. Borrower and the U.S. Lender agree that paragraph 14(b) of the U.S. Loan Agreement is hereby amended and restated in its entirety to read as follows:

(b) Debt Service Coverage.

As of the last day of the fiscal quarter ending on or about December 31, 2004, for the twelve (12) month period ending on that date, Borrower shall not permit Debt Service Coverage to be less than 1.00 to 1.00. As of the last day of the fiscal quarter ending on or about March 31, 2005, for the twelve (12) month period ending on that date, Borrower shall not permit Debt Service Coverage to be less than 0.75 to 1.00. Thereafter, as of the last day of each fiscal quarter, for the twelve (12) month period ending on that date, Borrower shall not permit Debt Service Coverage to be less than 1.25 to 1.00.

(d) Interest Coverage. The U.S. Borrower and the U.S. Lender agree that paragraph 14(c) of the U.S. Loan Agreement is hereby amended and restated in its entirety to read as follows:

(c) Interest Coverage.

As of the last day of the fiscal quarter ending on or about December 31, 2004, for the twelve (12) month period ending on that date, Borrower shall not permit Interest Coverage to be less than 1.50 to 1.00. As of the last day of the fiscal quarter ending on or about March 31, 2005, for the twelve (12) month period ending on that date, Borrower shall not permit Interest Coverage to be less than 1.25 to 1.00. Thereafter, as of the last day of each fiscal quarter, for the twelve (12) month period ending on that date, Borrower shall not permit Interest Coverage to be less than 1.50 to 1.00.

     2. Conditions Precedent. The amendments contained in this Amendment shall become effective upon delivery by the U.S. Borrower to the U.S. Lender of, and compliance by the U.S. Borrower with, the following:

     (a) This Amendment, duly executed by the U.S. Borrower and the U.S. Lender.

     (b) The Reaffirmation of Guarantee attached hereto, duly executed by Delphax Technologies Canada Limited.

     3. Representations and Warranties. The U.S. Borrower hereby represents and warrants to the U.S. Lender as follows:

     (a) that on and as of the date hereof and after giving effect to this Amendment there will exist no Default or Event of Default (as defined in the U.S. Loan Agreement) under the U.S. Loan Agreement as amended by this Amendment on such date which has not been waived by the U.S. Lender.

     (b) the U.S. Borrower has the power and legal right and authority to enter into this Amendment and any other document or instrument to be executed by the U.S. Borrower in connection with this Amendment (collectively, the “Amendment Documents") and has duly authorized as appropriate the execution and delivery of the relevant Amendment Documents by proper corporate action.

     4. Ratification of U.S. Loan Agreement. Except as expressly amended hereby, the U.S. Loan Agreement is hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof.

     5. Subordinated Creditor Consent. The U.S. Borrower shall (a) undertake its best efforts to, within 30 days of the date of this Amendment, deliver to the U.S. Lender the Acknowledgment and Agreement of Subordinated Creditor (collectively, the “Subordinated Creditor Consent”) set forth at the end of this Amendment, duly executed by Tate Capital Partners Fund, LLC (the “Subordinated Creditor”) and (b) undertake its best efforts to cause the Subordinated Creditor to not require the U.S. Borrower to execute and deliver any other amendments to its loan documents with the Subordinated Creditors or to pay any fees to the Subordinated Creditor as a condition to executing its Subordinated Creditor Consent.

     6. General Release. The U.S. Borrower hereby absolutely and unconditionally releases and forever discharges the U.S. Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the U.S. Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this

Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

[Remainder of this page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

DELPHAX TECHNOLOGIES INC.
By /s/ Jeffrey S. Mathiesen
Title VP & CFO

LASALLE BUSINESS CREDIT, LLC
By /s/ Cindy Jamroziak
Title VP

REAFFIRMATION OF GUARANTEE

     Delphax Technologies Canada Limited, in its capacity as a guarantor of the indebtedness of Delphax Technologies Inc. (the “U.S. Borrower”) to LaSalle Business Credit, LLC (the “U.S. Lender”), pursuant to the Guarantee dated as of February 4, 2004 (the “Guarantee”), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; (iii) reaffirms its obligations to the U.S. Lender pursuant to the terms of the Guarantee; and (iv) acknowledges that the U.S. Lender may amend, restate, extend, renew or otherwise modify the Loan and Security Agreement with the U.S. Borrower and any indebtedness or agreement of the U.S. Borrower, or enter into any agreement or extend additional or other credit accommodations to the U.S. Borrower, without notifying or obtaining the consent of the undersigned and without impairing the liability of the U.S. Borrower under the Guarantee.

DELPHAX TECHNOLOGIES CANADA LIMITED
By /s/ Jeffrey S. Mathiesen
Title CFO

ACKNOWLEDGMENT AND AGREEMENT OF SUBORDINATED CREDITOR

     The undersigned, a subordinated creditor of Delphax Technologies Inc. (the “U.S. Borrower”) pursuant to a Subordination Agreement dated as of February 4, 2004 (the “Subordination Agreement”) between the undersigned and LaSalle Business Credit, LLC (the “U.S. Lender”) hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms and execution thereof; and (iii) reaffirms its obligations to the U.S. Lender pursuant to the terms of its Subordination Agreement.

TATE CAPITAL PARTNERS FUND, LLC
By /s/ Frank McEvoy
Title General Partner